EXHIBIT 10.1

LOAN AGREEMENT

Loan Agreement ("Agreement") dated as of February 28, 2007 between Pure Vanilla Exchange, Inc., a Nevada corporation (the "Company"), and Jed schutz (the "Lender"). Undefined terms contained herein shall have the meaning ascribed to them in the Note.

WITNESSETH:

Whereas, the Company has borrowed and Lender has loaned the Company $170,000 on February 14, 2007 (“First Loan”) and an additional $170,000 on February 16, 2007 (“Second Loan”), represented by the Notes set forth as Exhibit A and Exhibit B, respectively (the “Prior Notes”); and

Whereas, the Company desires to borrow from the Lender, and the Lender wishes to loan to the Company, the additional principal amount of $220,000 (the “Third Loan”) and may make additional loans to the Company on the same terms (together with the First, Second and Third Loans, the “Loans”) on the terms and conditions set forth in the Note in the form of Exhibit C attached hereto (the "New Note"), on the terms and conditions set forth herein; and

Whereas, the Company has requested and the Lender has agreed to amend the Prior Notes to provide for the same maturity as the Third Loan and subordinate the Loans to an outstanding secured obligation of the Company.

Now, Therefore, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
Loan and Note

Section 1.1 Issuance of Note.

(a) Loans. Upon the following terms and conditions, the Company shall borrow from the Lender, and the Lender shall loan to the Company, the principal amount of $410,000 (in addition to the $340,000 principal amount of the First and Second Loans) and such other additional principal amounts as Lender, in its sole discretion shall determine. Within one business day of receiving advances from Lender, the Company shall issue to the Lender its Note in a principal amount equal to the amount of the Lender’s advance.

(b) The Closing.

(i) The closing of the Loans and the issuance of the Notes to the Lender and the other transaction contemplated hereby (the "Closing"), shall take place at the offices of the Company or at such other place as is mutually agreeable as to each advance, at 10:00 am., local time on: (x) the date on which the last to be fulfilled or waived of the conditions set forth in Article 4 hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (y) such other time and place and/or on such other date as the Lender and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

(ii) On the Closing Date, the Company shall deliver to the Lender one or more New Notes (with the number of and outstanding principal amount of each Note to be as reasonably requested by the Lender) representing the aggregate amount of the Loan made by the Lender registered in the name of the Lender or his nominee and the Lender shall deliver to the Company the amount of the Loan being made by the Lender by wire transfer in immediately available funds to an account designated in writing by the Company.

ARTICLE 2
Representations and Warranties

Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Lender as of the date hereof and on each Closing Date:

(a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries (defined as any entity of which the Company owns, directly or indirectly, 50% or more of the equity or voting power. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement or any other agreement or document contemplated hereby.

(b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to issue the Note in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement and the Note have been duly executed and delivered by the Company, and (iv) this Agreement and the Note constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the issuance of the Note do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party (collectively, "Company Agreements"), or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any of its property is bound or affected, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. The business of the Company is being conducted in material compliance with (i) its Charter and By-Laws, (ii) all Company Agreements and (iii) all applicable laws, ordinances or regulations of any governmental entity, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. Except for filings, consents and approvals required under applicable state and federal securities laws, the Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Note.

(d) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act in connection with the offer or sale of the Note.

(e) No Litigation. No litigation or claim (including those for unpaid taxes) against the Company is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely affect the transactions contemplated hereby.

(f) Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where failure to possess such Company Permits would not have a Material Adverse Effect on the Company and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the best of its knowledge the Company is in not material conflict with, or in material default or material violation of, any of the Company Permits. The Company has not received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

(g) Taxes. All federal, state, city and other tax returns, reports and declarations required to be filed or extended by or on behalf of the Company have been filed or extended and all such filed returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby. All taxes required to be withheld by or on behalf of the Company in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside in accounts for such purposes.

(h) Title to Properties; Encumbrances. The Company owns (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible ("Company Property")) that it purports to own. All material Company Property is free and clear of all encumbrances

Section 2.2 Representations and Warranties of the Lender. The Lender makes the following representations and warranties to the Company as of the date hereof and on each Closing Date:

(a) Authorization; Enforcement. (i) The Lender has the requisite power and authority to enter into and perform this Agreement, to make the Loan, (ii) the execution and delivery of this Agreement by the Lender and the consummation by him of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes the valid and binding obligation of the Lender enforceable against the Lender in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance of this Agreement and the performance under the Note and the consummation by the Lender of the transactions contemplated hereby and thereby do not and will not (i) conflict with any agreement, indenture or instrument to which the Lender is a party, or (ii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Lender. The Lender is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement or the Note.

(d) Investment Representations.

(i) Access to Other Information. The Lender acknowledges that the Company has made available to the Lender the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which the Lender considers relevant or appropriate in connection with entering into this Agreement.

(ii) Risks of Investment. The Lender acknowledges that the Note has not been registered under the Act. The Lender is familiar with the provisions of Rule 144 and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act or some other exemption from the registration requirements of the Act will be required in order to dispose of the Note, and that the Lender may be required to hold the Note for a significant period of time prior to reselling it. The Lender acknowledges that the Company has no obligation to register such Note. The Lender is capable of assessing the risks of an investment in the Note and is fully aware of the economic risks thereof.

(iii) Investment Representation. The Lender is acquiring the Note for his own account and not with a view to distribution in violation of any securities laws. The Lender has no present intention to sell the Note in violation of federal or state securities laws and the Lender has no present arrangement (whether or not legally binding) to sell the Note to or through any person or entity; provided, however, that by making the representations herein, the Lender does not agree to hold the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time in accordance with federal and state securities laws applicable to such disposition.

(iv) Restricted Securities. He acknowledges and understands that the terms of issuance have not been reviewed by the SEC or by any state securities authorities and that the Note will be issued in reliance on the certain exemptions for non-public offerings under the Act, which exemptions depend upon, among other things, the representations made and information furnished by the Lender, including the bona fide nature of the Lender’s investment intent as expressed above.

(v) Ability to Bear Economic Risk. He is an "accredited" Lender as defined in Rule 501 of Regulation D, as amended, under the Act, and that it (i) is able to bear the economic risk of his investment in the Note, (ii) is able to hold the Note for an indefinite period of time, (iii) can afford a complete loss of his investment in the Note, and (iv) has adequate means of providing for his current needs.

(vi) No Public Solicitation. At no time was the Lender presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance.

(vii) Reliance by the Company. The Lender understands that the Note is being or will be, as the case may be, offered and sold in reliance on a transactional exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the applicability of such exemptions and the suitability of the Lender to acquire the Note.

(e) Brokers. The Lender has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

ARTICLE 3
Covenants

Section 3.1 Replacement Note. The Note held by the Lender (or then holder) may be exchanged by the Lender (or such holder) at any time and from time to time for Note with different denominations representing an equal principal amount of Note, as requested by the Lender (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

Section 3.2 Use of Proceeds. The Company agrees that the proceeds received by the Company from the sale of the Note hereunder shall be used for working capital purposes.

Section 3.3 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Note as required under Regulation D. The Company shall take such action as the Company shall have reasonably determined is necessary to qualify the Note under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification).

Section 3.4 Subsequent Financing.

(a) Most Favored Nation Provision. If the Company effects a subsequent bridge financing at any time prior to the maturity date of the Note, and the interest rate of the subsequent bridge financing is higher than the Note or the warrant coverage of such financing is different that the Loans, the interest rate of the Prior Notes and New Notes shall be adjusted to the stated interest rate of the subsequent bridge financing and the Company, at the Lender’s election, shall issue identical warrants to the Lender in the same ratio as such warrants bear to debt securities issued in the subsequent bridge financing. The Company shall provide the Lender written notice of any such subsequent bridge financing three business days prior to closing.

(b) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) warrants issued to obtain the extension of indebtedness outstanding on the date of this or (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance is not primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

ARTICLE 4
Conditions to Closings

Section 4.1 Conditions Precedent to the Obligation of the Company to Issue the New Note. The obligation hereunder of the Company to issue the Note to the Lender at each Closing (unless otherwise specified) is subject to the satisfaction, at or before such Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Lender’s Representations and Warranties. The representations and warranties of the Lender will be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct as of such date).

(b) Performance by the Lender. The Lender shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Lender at or prior to each Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the New Note.

(d) Loan Price. The Company shall have received the aggregate amount of the Loan from the Lender, without discount.

Section 4.2 Conditions Precedent to the Obligation of the Lender to Make Loan. The obligation hereunder of the Lender to make the Loan at each Closing (unless otherwise specified) is subject to the satisfaction, at or before such Closing, of each of the applicable conditions set forth below. These conditions are for the Lender's benefit and may be waived by the Lender at any time in his sole discretion.

(a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct as of such date).

(b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to each Closing.

(c) No Injunction. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the New Note.

(d) Adverse Changes. No event which had or is likely to have, in the reasonable judgment of the Lender, a Material Adverse Effect on the Company or any of its direct or indirect subsidiaries shall have occurred.

(e) Note. The Lender shall have received the New Note substantially in the form annexed hereto as Exhibit C.

ARTICLE 5
Subordination

(a) Subordination. Holder for itself, its successors and assigns covenants and agrees that to the extent and in the manner hereinafter set forth, the Loans shall be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (defined below) solely in the manner set forth in this Section 5. The provisions of this Section 5 are made for the benefit of all holders of Senior Indebtedness and are intended to be and are an inducement and a consideration for each holder of Senior Indebtedness, whether created on, before or after the date hereof, to acquire and hold or continue to hold such Senior Indebtedness. Any such holder may proceed to enforce such provisions and Holder for itself, its successors and assigns hereby waives notice or proof of reliance hereon by any holder of Senior Indebtedness and protest, demand for payment and notice of default.

(b) “Senior Indebtedness” means “Indebtedness” as defined in the Senior Secured Convertible Note issued on December 26, 2006 in the original principal amount of $1,500,000 to Gottbetter Master, Ltd.

(c) Subordination Agreements. Lender covenants and agrees that payment of the sums due or to be due under the Notes are expressly subordinated to all Senior Indebtedness in the manner provided herein, and Lender agrees to enter into any further subordination agreement by any holder of Senior Indebtedness, provided, however, that such agreement is reasonable and consistent with the terms and conditions set forth in this Section 5.

(d) Hold Payments in Trust. If Lender receives any payment in respect of any sum due or to be due under the Notes which Lender knows it is not entitled to receive, it will hold any amount so received in trust for the benefit of the holders of the Senior Indebtedness and will forthwith turn over such payment to such holders of the Senior Indebtedness in the form received to be applied on the Senior Indebtedness upon receipt of written notice from all such holders.

(e) No Action. Lender will not commence any action or proceeding against the Company or any guarantor hereof to recover all or any part of this Note or join with any creditor under any bankruptcy, reorganization, readjustment or arrangement of debt, receivership, liquidation or insolvency law or statute of the federal or any state government, unless Lender shall have given the holders of the Senior Indebtedness 60 days notice of its intention to do so and unless the holders of the Senior Indebtedness shall also have the opportunity to join in bringing any such proceedings against the Company.

(f)  Changes to Senior Indebtedness. At any time and from time to time, the holders of the Senior Indebtedness may, without the consent of or notice to Lender, without incurring responsibility to Lender, and without impairing or releasing any of their rights or any of the obligations of Lender hereunder:

(i) change the amount, manner, place or terms of payment or change or extend the time of payment of or renew or alter the Senior Indebtedness in any manner;

(ii) sell, exchange, release or otherwise deal with any property pledged or mortgaged to secure, or howsoever securing, the Senior Indebtedness;

(iii)  release anyone liable in any manner for the payment or collection of the Senior Indebtedness;

(iv)  exercise or refrain from exercising any rights against the Company and others; and

(v) apply any sums by whomsoever paid or however realized to the Senior Indebtedness.

ARTICLE 6
Amendment

(a) Amendment. The Prior Notes are hereby amended to strike paragraph 1 of each Note and substitute the following:

“1. Payments. Maker shall pay principal and accrued interest on the earlier of (i) two business days after the date on which the Company has raised and reported, in the aggregate from February 12, 2007 to the date of such report, $20 million of “Net Financing” (defined below) provided, all “Indebtedness” defined in the Senior Secured Convertible Note issued on December 26, 2006 in the original principal amount of $1,500,000 to Gottbetter Master, Ltd. has been paid in full and (ii) September 29, 2007. For the purposes of this Note, “Net Financing” means, the gross proceeds received by the Company from the sale of any of its securities, less any loans that have been outstanding for a term of less than six months on the date such financing is closed (regardless of the maturity at the date of issue) that are repaid from the proceeds of the Financing. Payments shall be made at the offices of Maker or at such other place as Payee or any subsequent holder may designate to Maker in writing.”

(b) Notation. Lender will endorse the following on each of the Prior Notes and will fax a copy of each to the Company:

“All sums due on this Note are subordinated to the rights of a secured lender pursuant to a loan agreement between the Company and Jed Schutz dated as of February 28, 2007.”

ARTICLE 7
Legend

The Company will issue one or more Note in the name of the Lender and in such denominations to be specified by the Lender prior to (or from time to time subsequent to) Closing. Each certificate representing the Note and any shares of Common Stock issued upon conversion or exercise thereof initially shall be stamped or otherwise imprinted with a legend substantially in the following form:

This note has not been registered under the Securities Act of 1933 or any state securities laws. It may not be Transferred, Assigned, sold or offered for sale except pursuant to an effective registration statement under said Act and any applicable state securities law or an opinion of counsel, in form and substance reasonably acceptable to the company, that registration is not required because of an applicable exemption from such registration requirements.

The Company agrees to reissue Note, without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Note pursuant to Rule 144 under the Act, or (ii) such Note is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly pursuant to an Effective Registration or exemption.

ARTICLE 8
Miscellaneous

Section 8.1 Stamp Taxes. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Note.

Section 8.2 Specific Performance; Consent to Jurisdiction; Jury Trial.

(a) The Company and the Lender acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) the Company and the Lender (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York state courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. to the extent permitted by applicable law, the company and each of the Lender consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by applicable law.

(c) The Company and the Lender each hereby waives all rights to a trial by jury.

Section 8.3 Entire Agreement; Amendment. This Agreement, together with the Note and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby, supersedes any prior understanding, memoranda or other written or oral agreements between or among any of them respecting the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 8.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

to the Company:

Pure Vanilla eXchange, Inc.
805 Third Avenue
New York, NY 10022

to the Lender:

Jed Schutz
______________________
______________________

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

Section 8.5 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement; or incurred as a result of the enforcement of this indemnity.

Section 8.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Lender (which consent may be withheld for any reason in their sole discretion), except that the Company may assign this Agreement in connection with the sale of all or substantially all of its assets provided that (a) the Company is not released from any of its obligations hereunder, (b) such assignee assumes all obligations of the Company hereunder, and (c) appropriate adjustment of the provisions contained in this Agreement and the Note, in form and substance reasonably satisfactory to the Lender, to place the Lender in the same position as they would have been but for such assignment, in accordance with the terms of the Note. The Lender may not assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company (which shall not be unreasonably withheld), except that the Lender may assign his rights hereunder in connection with an assignment of the Note.

Section 8.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely within such State.

Section 8.11 Survival. The representations and warranties and the agreements and covenants of the Company and the Lender contained herein shall survive the Closing.

Section 8.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

Section 8.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Lender without the express written agreement of the Lender, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith to the Lender and any public announcement including the name of the Lender to the Lender, reasonably in advance of the release of such announcements.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

PURE VANILLA EXCHANGE, INC.

By:/s/ Steven Yevoli
Name: Steven Yevoli
Title:   Chief Executive Officer

LENDER:

/s/ Jed Schutz
Jed Schutz